Exhibit 10.1

AMENDED AND RESTATED GRANTOR TRUST AGREEMENT

This Amended and Restated Grantor Trust Agreement (the “Trust Agreement”) is made as of the 1st day of April, 2010 (the “Effective Date”), by and between Minerals Technologies Inc. (the “Company”) and Wilmington Trust Company, as successor trustee  (the “Trustee”).
WHEREAS, the Company has (1) adopted two nonqualified deferred compensation plans, the Minerals Technologies Inc. Supplemental Savings Plan (the “Supplemental Savings Plan”) and the Minerals Technologies Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”), (2) entered into or maintains compensation and bonus programs and arrangements for the benefit of certain employees and (3) entered into or maintains or may otherwise have obligations with respect to, compensation, bonus, employment and similar plans, programs, arrangements and agreements for the benefit of certain employees, payments and distributions under which may be limited or delayed by reason of limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”) (such plans, programs, arrangements and agreements described in clauses (1), (2) and (3) immediately preceding are referred to herein collectively as the “Plans”); and
WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;
WHEREAS, the Company has by that certain Grantor Trust Agreement between the Company and the The Bank of New York (the “Former Trustee”), dated December 20, 1994, as amended and restated as of the 23rd day of December 2005 (the “Prior Trust Agreement”), established a trust (the “Trust”), and it is the intention of the Company to contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as defined in Section 3(a), until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans or otherwise in satisfaction of the Company’s obligations under the Plans; and
WHEREAS, in accordance with the Prior Trust Agreement, the Company has removed the Former Trustee and appoints Wilmington Trust Company as the successor trustee, and Wilmington Trust Company accepts such appointment, all as of the Effective Date; and
WHEREAS, the Company and the Trustee mutually desire to amend and restate the Prior Trust Agreement in its entirety as set forth in this Trust Agreement; and
WHEREAS, the Company represents that no Change of Control has occurred and that the amendment reflected herein is in accordance with Section 12 of the Trust Agreement; and
WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and
WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;
NOW THEREFORE, the parties do hereby continue the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.	ESTABLISHMENT OF TRUST
(a) The Company hereby deposits with the Trustee in trust the sum of $100.00 (one hundred dollars), which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(b) The Trust hereby established shall be irrevocable until such time as all liabilities with respect to participants of the Plans and their beneficiaries have been satisfied.
(c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.
(d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth.  Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.  Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company.  Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.
(e) Subject to Paragraph 12(b) the Company shall make an irrevocable contribution to the Trust in the specified amounts in each of the following circumstances:
(i) not later than four (4) working days following a Change of Control, as defined in Section 13(d)(1), in an amount equal to the full Funding Amount, as defined in Section 13(d)(2), in respect of all participants of the Supplemental Savings Plan and the Supplemental Retirement Plan, together with a Payment Schedule, as defined in Section 2(a), with respect to each such participant reflecting such participant’s entitlements under the applicable Plan as in effect immediately prior to the Change of Control; and

(ii) in the event that any distributions or payments from or pursuant to (A) the Supplemental Savings Plan, the Supplemental Retirement Plan, or any other Plan to a participant who is an Officer (as defined in Section 13(d)(5)) on or after such participant’s separation from service with the Company are delayed for six months by reason of the requirements of Section 409A(a)(2)(B)(i) of the Code (or any successor provisions), or (B) the Supplemental Retirement Plan payments to a participant immediately prior to separation from service are delayed for at least six months after the date such participant separates from service due to the terms of such Plan, in an amount equal to the amount of such distributions or payments so delayed, not later than ten (10) working days after the date of such separation from service, or as soon as administratively practicable thereafter; and
(iii) in the event that any bonus or other compensation of an employee of the Company under a Plan is reduced by reason of Section 162(m) of the Code, in an amount equal to the amount of such reduction, not later than ten (10) working days after such reduction is finally determined by the Company.
(f) Notwithstanding anything to the contrary contained herein, within thirty (30) days following the end of each calendar year which ends after an event described in Section 1(e) has occurred, the Company shall make an irrevocable contribution to the Trust in an amount equal to the full Additional Funding Amount, as defined in Section 13(d)(3), in respect of all participants of the Plans with respect to whom one or more contributions to the Trust have previously been made under Section 1(e); provided, however, that with respect to a Participant’s benefit under the Supplemental Retirement Plan that is scheduled to be paid to the Participant within six months of the end of such calendar year, no Additional Funding Amount shall be contributed.

(g) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.  Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.
(h) The Trustee shall have no duty to monitor or supervise the compliance of the Company with its obligations to make contributions hereunder.

SECTION 2.	PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.
(a) The Company shall deliver to the Trustee (with a copy to the applicable Plan participant) a schedule (the “Payment Schedule”) in the form of Appendix A to this Trust Agreement, or in such other form as requested by the Trustee, consistent with the terms of the Plans that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts.  The Company shall deliver to the Trustee and to the applicable Plan participant, together with any Payment Schedule, such documentation as the Company deems appropriate to confirm the accuracy of the information contained in such Payment Schedule.  Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule as directed by the Company within thirty (30) days before such payment is due and payable.  The Company shall on a timely basis provide the Trustee with written instructions for the reporting and withholding of any federal, state and local taxes that may be

(b) required to be reported and withheld with respect to any amount paid under the Trust Agreement and the Trustee shall comply with such written instructions and shall pay any taxes withheld to the appropriate taxing authorities.  Prior to and after a Change of Control, the Trustee may rely conclusively (and shall be fully protected in such reliance) on the written instructions of the Company as to all benefits payment, tax reporting and withholding requirements.
(c) Prior to and after a Change of Control, the entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party (which shall not be the Trustee) as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.  Prior to or after a Change of Control, the Trustee shall have no responsibility for considering or reviewing any claims for such benefits.
(d) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries, if the Company has previously made a contribution to the Trust with respect to such participant or beneficiary. In such a case where the Company has previously made a contribution to the Trust with respect to such participant or beneficiary, any applicable Form of Payment Schedule shall be disregarded, subject to Section 12(d) and (e). In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due.  The Trustee shall notify the Company if or when such principal and earnings are not so sufficient.

(e) TRUSTEE’S RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN THE COMPANY IS iNSOLVENT.
(f) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent.  The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
(g) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.
(1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency.  If a person claiming to be a creditor of the Company alleges in a notarized written statement delivered to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.  The Trustee need not make any determination that the Company is no longer Insolvent unless it receives a certification so stating from the independent accounting firm regularly auditing the books of the Company.
(2) Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to

(3) inquire whether the Company is Insolvent.  The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.
(4) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors.  Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.
(5) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).
(h) The Trustee shall determine that the Company is not Insolvent, or is no longer Insolvent, as follows:
(1) If the Trustee has received a notarized written statement from a person claiming to be a creditor of the Company alleging that the Company is Insolvent by reason of failure to pay its debts as they come due, the Trustee may rely on a certification by the Chief Executive Officer and the Chief Financial Officer of the Company that the Company is paying its debts (unless subject to bona fide

(2) dispute) as they come due in the ordinary course of its business, unless the Trustee has actual knowledge to the contrary.
(3) If the Company has become Insolvent by virtue of being subject to a pending proceeding as a debtor under the United States Bankruptcy Code, the Trustee shall determine that the Company is no longer Insolvent upon receipt of a copy of an order of such Court dismissing such case, or confirming a plan of reorganization therein.
(4) If the Trustee has received written notice of the type described in paragraph (1) above, but does not receive a certification as described in such paragraph within ten (10) days of its written request therefor, the Trustee shall make a determination as to the Company’s solvency based on its own investigation.  In making such determination, the Trustee may retain accountants (including the Company’s regularly employed independent auditors), counsel and other consultants, as provided in Sections 8(e) and 8(d); and the Trustee may rely on, and shall be fully protected in relying on, any advice or opinion furnished to it by any such person.  In making such determination, the Trustee may also rely on, and shall be fully protected in relying on, information as to the Company’s financial condition contained in any written statement from the Company’s independent auditors as well as the Company’s annual or quarterly balance sheet and income statement and supporting schedules filed with any regulator having jurisdiction.
(i) Provided that there are sufficient assets held in the Trust, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b)(3) hereof and subsequently

(j) resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.  The Trustee shall be entitled to assume that no payments were made by the Company unless prior to making the first payment, it has received written notice from the Company specifying the amount of payments made by the Company to Plan participants or their beneficiaries during the period of discontinuance.

SECTION 3.	PAYMENTS TO THE COMPANY.
Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

SECTION 4.	INVESTMENT AUTHORITY.
(a)  Prior to a Change of Control, the Company shall have the right, at any time and from time to time, in its sole discretion, to direct Trustee as to the investment and reinvestment of all or specified portions of Trust assets and the income therefrom in accordance with the Investment Guidelines set forth in Appendix B to this Agreement, and to appoint an investment manager or investment managers to direct Trustee as to the investment and reinvestment of all or specified portions thereof in accordance with the Investment Guidelines set forth in Appendix B to this Agreement.  Prior to a Change of Control, the Company shall be solely responsible for

(b) compliance with the Investment Guidelines, and the Trustee shall have no responsibility to comply with or to monitor Company’s compliance with investing in accordance with the Investment Guidelines.  The Trustee shall have no responsibility for the selection of investment options, if applicable, under the Plan and shall not render investment advice to any person in connection with the selection of such options.  Following a Change of Control, notwithstanding anything herein to the contrary, the Trustee shall have investment authority and shall invest the assets of the Trust in accordance with the Investment Guidelines set forth in Appendix B.  The Investment Guidelines set forth in Appendix B may be amended from time to time at the discretion of the Company upon written notice to the Trustee to the extent permitted by Section 12(c).
(c)   Unless directed otherwise by Company or a duly-appointed investment manager, the Trustee is specifically authorized to invest idle, or otherwise uninvested cash in the Service class shares of the Wilmington Prime Money Market Portfolio (the “Prime MM Portfolio”), a money market mutual fund managed by an affiliate of the Trustee.  Company acknowledges that the Prime MM Portfolio is an entity separate from Wilmington Trust Company; and that shares in the Prime MM Portfolio are not obligations of Wilmington Trust Company, are not deposits and are not insured by the FDIC, the Federal Reserve or any other governmental agency.  Wilmington Trust Company or its affiliates are compensated by the Prime MM Portfolio for investment advisory, custodian, shareholder servicing, distribution and other services, and such compensation is described in detail in the prospectus for the Prime MM Portfolio and is in addition to the compensation paid to Trustee hereunder with respect to that portion of the Trust, if any, invested in the Prime MM Portfolio.  The Trustee may hold that portion of the Trust as is appropriate for the ordinary administration and for the disbursement of funds in cash, without

(d) liability for interest notwithstanding Trustee’s receipt of “float” from such uninvested cash, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or is otherwise a fiduciary of the Plan) subject to the rules and regulations governing such deposits, and without regard to the amount of such deposit.  In addition, Trustee is specifically authorized to invest idle, or otherwise uninvested, cash in a money market mutual fund which invests primarily in the obligations of the United States government or any of the agencies thereof, selected by Trustee in its sole discretion, including any money market fund associated with Trustee as described above.
(e)   All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights (both prior to and after a Change of Control) with respect to Trust assets will be exercised by the Company.
(f)   Subject to the provisions of this Trust Agreement, the Trustee shall have, with respect to the Trust, the following investment powers in its discretion:
(1) To invest and reinvest in the following property: direct obligations of the United States Government; repurchase agreements secured by U.S. Government or U.S. agency securities; certificates of deposit; and mutual funds, regardless of diversification and without being limited to investments authorized by law for the investment of trust funds.
(2) To retain any property at any time received by it, including, without limitation, any Company Stock (as defined below) or other securities of the Company deposited in the Trust.

(3) To sell, exchange, convey, transfer or dispose of, any property at any time held by it, by public or private sale, for cash or on credit or partly for cash and partly on credit.
(4) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any person or corporation or other entity any of the securities of which may at any time be held in the Trust, and to do any act with reference thereto.
(5) To deposit any property with any protective, reorganization or similar committee, to delegate discretionary power to any such committee and to pay and agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.
(6) To exercise all conversion and subscription rights pertaining to any property, and to do any act with reference thereto, including the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.
(7) To extend the time of payment of any obligation held in the Trust (other than certificates of deposit or demand or time deposits with the Trustee).
(8) To invest and reinvest all or any specified portion of the Trust assets through the medium of any common, collective or commingled trust fund which

(9) has been or may hereafter be established and maintained by the Trustee, provided that prior to investing any portion of the Trust for the first time in any such common, collective or commingled trust fund, the Trustee shall advise the Company of its intent to make such an investment and furnish to the Company any information it may reasonably request with respect to such common, collective or commingled trust fund.
(10) To commingle assets of the Trust, for investment purposes only, with assets of other trust funds established by the Company, provided that the Trustee shall maintain separate records with respect to each such other trust, and further provided that the assets of the Trust shall not be commingled in any fund intended to hold only assets of qualified plans.
(11) To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

SECTION 5.	DISPOSITION OF INCOME.
During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 6.	ACCOUNTING BY THE TRUSTEE
(a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee.  Within thirty (30) days

(b) following the close of each calendar year and within thirty (30) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.  The records of the Trustee with respect to the Trust shall be open to inspection by the Company, or its representatives, at all reasonable times during normal business hours of the Trustee, and may be audited not more frequently than once each fiscal year, by an independent, certified public accounting firm engaged by the Company.
(c)   Nothing contained in this Trust Agreement shall be construed as depriving the Trustee of the rights to have a judicial settlement of its accounts, and upon any proceeding for a judicial settlement of the Trustee’s accounts or for instructions the only necessary parties thereto in addition to the Trustee shall be the Company and the Plan participant or his or her beneficiary or estate.

SECTION 7.	RESPONSIBILITY OF THE TRUSTEE.
(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and

(b) in conformity with, the terms of the Plans or this Trust and is given in writing by the Company.  In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.  Neither the Trustee nor the Company shall be liable for punitive or consequential damages or for losses caused beyond their control.  The Company shall be solely responsible for compliance with Section 409A of the Code, or any successor legislation.
(c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.
(d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.
(e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if a commercial annuity, retirement, income or life insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the annuity or policy other than the Trust, to assign the annuity or policy (as distinct from conversion of the annuity or policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such annuity or Policy.
(f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

(g) The Trustee will be under no duties whatsoever, except such duties as are specifically set forth as such in this Agreement, and no implied covenant or obligation will be read into this Agreement against the Trustee.  The Trustee will not be compelled to take any action toward the execution or enforcement of the Trust or to prosecute or defend any suit in respect thereof, unless indemnified to its satisfaction against loss, costs, liability and expense or there are sufficient assets in the Trust to provide such indemnity; and the Trustee will be under no liability or obligation to anyone with respect to any failure on the part of the Company to perform any of its obligations under the Plans.  Nothing in this Agreement shall be construed as requiring the Trustee to make any payment in excess of amounts held in the Trust at the time of such payment or otherwise to risk its own funds.
(h) The Company shall pay and shall protect, indemnify and save harmless the Trustee and its officers, employees and agents from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) of any nature arising from or relating to any action or any failure to act by the Trustee, its officers, employees and agents or the transactions contemplated by this Agreement, including, but not limited to, any claim made by Plan participants or their beneficiaries or estates with respect to payments made or to be made by the Trustee, or any claim that this Agreement is invalid or ultra vires, except to the extent that any such loss, liability, action, suit, judgment, demand, damage, cost or expense is to be the result of the gross negligence or willful misconduct of the Trustee, its officers, employees or agents.  To the extent that the Company has not fulfilled its obligations under the foregoing provisions of this Section, the Trustee shall be reimbursed out of the assets of the Trust or may set up reasonable reserves for the payment of such obligations.  The Trustee assumes no

(i) obligation or responsibility with respect to any action required by this Agreement on the part of the Company.

SECTION 8.	COMPENSATION AND EXPENSES OF THE TRUSTEE.
The Company shall pay all Trust administrative and the Trustee’s reasonable expenses (including, without limitation, expenses incurred in accordance with Sections 8(a), 8(b) and 8(c)) and the Company shall pay such compensation to the Trustee as shall be agreed to in writing from time to time between the Trustee and the Company.  If not so paid, such fees and expenses shall be paid from the Trust.  Notwithstanding the foregoing, an expense shall be paid by the Company or the Trust only to the extent that it is incurred in accordance with the terms of the Trust Agreement and/or a fee schedule agreed to from time to time between the Trustee and the Company.

SECTION 9.	RESIGNATION AND REMOVAL OF THE TRUSTEE.
(a) Notwithstanding the provisions of Section 10(c) below, the Trustee may resign at any time by written notice to the Company, which shall be effective 90 days after receipt of such notice unless the Company and the Trustee agree otherwise.
(b) Subject to Section 10(c) below, the Trustee may be removed by the Company on 90 days’ notice or upon shorter notice accepted by the Trustee.
(c) Upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for three (3) years from the date of such Change of Control.
(d) If the Trustee resigns or is removed within three (3) years from the date of a Change of Control, as defined herein, the Trustee shall select a successor Trustee in accordance with the

(e) provisions of Section 11(b) hereof prior to the effective date of the Trustee’s resignation or removal.
(f) Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee.  The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.
(g) If the Trustee resigns or is removed, a successor shall be appointed in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section.  If no such appointment has been made, the Trustee shall apply to a court of competent jurisdiction for appointment of a successor trustee or for instructions.  All reasonable expenses of the Trustee in connection with any such application shall be allowed as administrative expenses of the Trust.

SECTION 10.	APPOINTMENT OF SUCCESSOR.
(a) If the Trustee resigns or is removed in accordance with Section 10(a) or  (b) hereof, the Company may appoint any third party, such as a bank trust department or other party having or exercising corporate trustee powers under state law, as a successor to replace the Trustee upon the Trustee’s resignation or removal.  The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights, powers and duties of the former trustee, including ownership rights in the Trust assets.  The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer, and the former trustee shall transfer and deliver the Trust assets to the successor trustee.

(b) If the Trustee resigns or is removed pursuant to the provisions of Section 10(d) hereof and selects a successor trustee, the Trustee may appoint any third party, such as a bank trust department or other party having or exercising corporate trustee powers under state law.  The appointment of a successor trustee shall be effective when accepted in writing by the new trustee.  The new trustee shall have all the rights and Powers of the former trustee, including ownership rights in Trust assets.  The former trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.
(c) The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8.

SECTION 11.	AMENDMENT OR TERMINATION.
(a) This Trust Agreement may be amended, in whole or in part, by a written instrument executed by the Trustee and the Company.  Notwithstanding the foregoing, it shall be solely the Company’s responsibility to ensure that no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section l(b), unless such amendment is required by applicable law.  Any amendment that may adversely affect a current Plan participant shall not become effective until sixty (60) days after a copy of such amendment has been delivered by registered mail to such Plan participant.  If the Company or the Trustee receive written objections to such amendment from such Plan participant, such amendment shall be ineffective and void in respect of the Plan participant so objecting to the amendment unless such amendment is required by applicable law.
(b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans.  Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

(c)  Sections 1(e) and (f) and Section 5(a) may not be amended by the Company for three (3) years following the date of a Change of Control, as defined herein.
(d) No Payment Schedule delivered to the Trustee in accordance with Section 1(e)(i) may be amended without the prior written consent of any affected Plan participants.
(e) In the event of a Change of Control, the Company shall have no power to thereafter add or substitute Plans or Payment Schedules hereunder without first obtaining written consent of all affected Plan participants, except in accordance with Section 1(e)(i).
(f) For purposes of Section 12(d) and 12(e), the Company shall be solely responsible for obtaining such consents.

SECTION 12.	MISCELLANEOUS.
(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
(b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.  Notwithstanding the foregoing, the Trust shall at all times remain subject to the claims of the general creditors of the Company in the event the Company is Insolvent.
(c) This Trust Agreement shall be governed by and construed in accordance with the laws of the laws of the State of Delaware without giving effect to conflict of law provisions thereof, unless and to the extent such laws are preempted by the laws of the United States.  All actions and proceedings brought by the Company or the Trustee relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the State of Delaware, and

(d) each party submits to the jurisdiction of such courts.  The Company and the Trustee each expressly waive the right to trial by jury.
(e) For purposes of this Trust Agreement, the following terms shall have the following meanings:
(1)  “Change of Control” of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as determined for purpose of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities; or (B) one-third or more of the Company’s Board of Directors shall be other than “Continuing Directors” (which term shall mean directors of the Company who either were directors at the date of this Trust Agreement or who subsequently became directors and whose election, or nomination for election by the stockholders of the Company, was approved by a majority of the then Continuing Directors); or (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior

(2) thereto holding immediately thereafter securities representing more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, provided, however, that for purposes of any liability of the Trustee under this Trust Agreement, no Change of Control shall be deemed to have occurred unless and until the Trustee shall receive a written statement by the Company delivered to the Trustee certifying that a Change of Control has occurred and signed by the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or by the Chairman of the Board of Directors of the Company.
(3) “Funding Amount” shall mean with respect to a Plan participant the sum of:
(A) the total amount credited to the Plan participant’s account under the Supplemental Savings Plan, less the fair market value of the assets (if any) at the time held in the Trust with respect to such Plan participant’s account under the Supplemental Savings Plan, plus
(B) an amount that the Company determines will be, when aggregated with the fair market value of the assets then held in the Trust with respect to such Plan participant, and after taking into account the earnings thereon, sufficient to pay the Plan participant and his or her beneficiary benefits to which such Plan participant and his or her

(C) beneficiary are entitled pursuant to the terms of the Supplemental Retirement Plan on the date such benefits are scheduled to be paid.
(4) “Additional Funding Amount” shall mean with respect to a Plan participant the sum of:
(A) the total amount credited to the Plan participant’s account under the Supplemental Savings Plan, as of the end of the relevant ca1endar year, less the fair market value of the assets then held in the Trust with respect to such Plan participant’s account under the Supplemental Savings Plan, plus
(B) an amount that the Company determines will be, when aggregated with the fair market value of the assets then held in the Trust with respect to such Plan participant, and after taking into account the earnings thereon, sufficient to pay such Plan participant and his or her beneficiary benefits to which such Plan participant and his or her beneficiary are entitled pursuant to the terms of the Supplemental Retirement Plan on the date such benefits are scheduled to be paid.
(5) “Person” shall mean any “person” or “group” as determined for purposes of Section 13(d)(3) of the Security Exchange Act of 1934, except any subsidiary of the Company or any employee benefit plan of the Company or any trust or investment manager thereunder.

(6) “Officer” shall mean an employee of the Company who is a “specified employee” of the Company within the meaning of Section 409A(a)(2)(B)(i) of the Code.
(f) In calculating a Funding Amount or Additional Funding Amount for any purpose under this Trust Agreement, the determination of the actuary retained from time to time by the Company in connection with the Supplemental Retirement Plan shall be final and binding.
(g) Communications under this Trust Agreement shall be in writing and shall be sent to the following addresses:
Trustee:                      Wilmington Trust Company
1100 North Market Street
Wilmington, DE  19890-0001
Attention:  Nancy Gray, Vice President
Telephone Number:  (302) 651-1900
Facsimile Number:  (302) 651-1312

Company:                      Minerals Technologies Inc.
Attention:                   General Counsel
The Chrysler Building
405 Lexington Avenue
New York, New York  10174-0002

Telephone Number:  (212) 878-l800
Facsimile Number:  (212) 878-1804

(h) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one agreement.

SECTION 13.	COMPANY STOCK PROVISIONS.
(a) As long as Company Stock (as defined below) is held in the Trust, the provisions of this Section 14 shall apply to such investment.

(b) “Company Stock” means common stock of the Company and any replacement or successor securities.
(c) Retention , No Duty to Diversify:  The Trustee is specifically authorized to retain any Company Stock deposited with the Trustee or acquired by the Trustee, and notwithstanding anything otherwise contained in this Trust Agreement or with respect to any duty implied by law or otherwise, the Trustee has no duty to diversify the Trust with respect to such Company Stock.  The Trustee shall sell such stock (i) to the extent directed by the Company prior to a Change of Control and (ii) to the extent that the Trust assets shall be comprised only of Company Stock and the Trustee deems it necessary to sell Company Stock in order to pay its fees and/or expenses from the Trust or otherwise to administer the Trust pursuant to the provisions of this Trust Agreement, if required because Company has not timely paid such fees and/or expenses or other amounts.  Company Stock held in the Trust and not sold in accordance with the foregoing shall be only available for stock distributions to Plan participants or their beneficiaries.
(d) Voting.  With respect to Company Stock held in the Trust, such Trust assets shall be voted by the Company in accordance with Section 5(c) of the Trust Agreement.
(e) Dividends.  Dividends shall be invested pursuant to the provisions of this Trust Agreement for the investment of otherwise uninvested cash.
(f) Valuation.  The Trustee shall periodically determine the market value of the assets of the Trust or, in the absence of readily ascertainable market values, at such values as the Trustee shall determine in accordance with methods consistently followed and uniformly applied.  With respect to assets without readily ascertainable market values, the Trustee may rely for all purposes of this Trust Agreement on the latest valuation and transaction information submitted to it by the person responsible for the investment.  The Company shall cause such

(g) person to provide the Trustee with all information needed by the Trustee to discharge its obligations to value such assets and to account under this Trust Agreement.  So long as any Company Stock held by the Trust is not registered with the Securities and Exchange Commission (“SEC”) and publicly traded, or is not actively traded in the event the Company Stock is or hereafter becomes registered with the SEC and is publicly traded, the Company shall engage the services of a reputable, independent third party to perform valuations (the “Valuation Firm”) not less frequently than annually, and the Trustee may rely for all purposes of this Trust Agreement on the latest annual valuation provided by the Valuation Firm.  The Company represents and warrants to the Trustee that all information provided to such party performing valuations by or on behalf of the Company shall be complete, true and accurate in all material respects and sufficient to enable the Valuation Firm to perform its valuation services and the Trustee to provide an accurate account under Section 7.
(h)            Sales/Distributions/Compliance with Rule 144/Etc.   The provisions of this Section 14 shall control all matters concerning the acquisition, disposition and holding of Company Stock.  The Company hereby represents, warrants and covenants that the Company is and shall be the sole legal and beneficial owner of all Company Stock that is transferred to or acquired by the Trustee from time to time, and the Company has and shall have all requisite power and authority to issue, transfer and deliver any such Company Stock to the Trustee.  All shares of Company Stock delivered to the Trustee shall be validly issued, fully paid and non-assessable and free and clear of any liens, security interests or other interests by any other person or entity other than the Trustee, the Company and the creditors of Company as provided pursuant to the terms of this Trust Agreement.  The Company hereby represents, warrants and covenants that: (i) the Company shall at all times comply with all applicable laws, regulations, restrictions

(i) and reporting requirements relating to or affecting the Company Stock from time to time, including, without limitation, federal and state securities laws, and the rules of any applicable exchange; and (ii) each sale or distribution of the Trust’s Company Stock shall be directed by the Company in accordance with all applicable federal and state securities laws, including without limitation Rule 144 of the 1933 Act for sales by affiliates of the issuer (“Rule 144”) or any successor SEC rule, and the rules of any applicable exchange.  The Company shall cause its counsel to prepare a Notice of Proposed Sale of Securities Pursuant to Rule 144 as specified in Rule 144 (“Form 144”) on behalf of the Trust and submit the Form 144 to the Trustee for review not less than 10 days prior to the initial sale of Company Stock that the Company plans to direct or as otherwise provided for by Section 14(c) of this Trust Agreement (and not less than 5 days prior to any subsequent sale of Company Stock requiring a new or amended Form 144).  The Company and its counsel shall be solely responsible for identifying and communicating to the Trustee in writing: (i) any other sales of Company Stock that must be aggregated with the sales or distributions by the Trust, (ii) all applicable “black out” periods, if any, (iii) the applicable holding periods, if any, for the Company Stock held by the Trustee, and (iv) information regarding the appropriate tax reporting by the Trustee with respect to any sales or distributions of Company Stock (or the proceeds thereof) to any participant or beneficiary.  As applicable, the Company may direct the brokers or dealers through which Company Stock is to be sold and the Trustee shall have no responsibility or liability with respect to any broker or dealer designated by the Company.  If not so designated by the Company, the Trustee may select such brokers or dealers.  The Trustee shall be responsible for signing and filing the agreed upon Form 144.  The Company shall confirm to the Trustee if Company Stock is to be sold pursuant to Section 14(c) of this Trust Agreement, and as applicable Company shall not direct any sale of

(j) Company Stock without confirming, that there is an accurate and effective Form 144 in place with respect to such sale.  The Company further covenants and agrees to furnish or cause to be furnished to the Trustee, from time to time, such certifications, legal opinions and additional information as the Trustee may reasonably request in connection with the Company Stock or any sale or distribution thereof.
(k) Regulatory Reports.   In the event the number of shares of Company Stock held by the Trust, if any, meets or exceeds any applicable reporting threshold for the Trust or the Trustee, the Company agrees to provide written notice to the Trustee that the Trust has reached or exceeds the reporting threshold; to prepare and file such reports unless the Trustee provides notice that it shall prepare and file such reports or unless the Trustee shall be required to prepare and file such reports due to the Company’s failure to timely do so; to timely provide copies of the same to the Trustee for its review prior to filing; and to reimburse the Trustee for its out-of- pocket costs and expenses associated with reviewing, preparing and/or filing any regulatory report required to be filed by the Trustee, such as, by way of example, Forms 3, 4, 5 or Form 13G filed with the SEC.  To the extent not paid by the Company, such costs and expenses may be deducted by the Trustee from the Trust.

SECTION 14.	EFFECTIVE DATE.
The effective date of this Trust Agreement shall be as set forth above.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Amended and Restated Grantor Trust Agreement to be executed by their duly authorized representatives as of the date first above written.
MINERALS TECHNOLOGIES INC. By: /s/ Thomas Meek Name: Thomas Meek Title: Vice President and General Counsel	WILMINGTON TRUST COMPANY, as Trustee By: /s/ Dan Hamilton Name: Dan Hamilton Title: Vice President

Attachments:

Appendix A – Payment Schedule
Appendix B – Investment Guidelines

APPENDIX A-1
FORM OF PAYMENT SCHEDULE

MINERALS TECHNOLOGIES INC.

SUPPLEMENTAL RETIREMENT PLAN

Pursuant to Section 2(a) of the Amended and Restated Grantor Trust Agreement, dated as of April 1, 2010, between Minerals Technologies Inc. (the “Company”) and Wilmington Trust Company, as Trustee, in accordance with the Minerals Technologies Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”), the Company provides the following Payment Schedule with respect to the indicated participant in the Supplemental Retirement Plan:

Name:

Address:

Social Security Number:

1.  The amount of the benefits payable to the participant in the Supplemental Retirement Plan under the terms thereof as of [the last day of 20__1 will be] [the date of the event qualifying him/her for payment was] $___________.2

2.  The amount payable from the Trust to the participant shall be paid in the following form:

In one lump sum payment of $________________.

3.  The date on which, in accordance with the terms of the Supplemental Retirement Plan, the lump sum payment is to be made is as follows:  _____________.

4.  The proper amount or method of calculation of federal, state and local taxes to be withheld from the amounts to be paid to the participant from the Trust, and the proper method of reporting such payment to the relevant taxing authorities, is as follows:

Dated:
MINERALS TECHNOLOGIES INC.

By:________________________

1 Insert the year in which the Payment Schedule is delivered.

2 Such amount may be an estimated amount in the event the Trust is funded upon an event set forth in Section 1(e)(i).  In such event, the Company shall provide the Trustee with an amended Payment Schedule with a final amount as soon as reasonably practicable thereafter.

APPENDIX A-2

FORM OF PAYMENT SCHEDULE

MINERALS TECHNOLOGIES INC.

SUPPLEMENTAL SAVINGS PLAN

Pursuant to Section 2(a) of the Amended and Restated Grantor Trust Agreement, dated as of April 1, 2010, between Minerals Technologies Inc. (the “Company”) and Wilmington Trust Company, as Trustee, in accordance with the Minerals Technologies Inc. Supplemental Savings Plan (the “Supplemental Savings Plan”), the Company provides the following Payment Schedule with respect to the indicated participant in the Supplemental Savings Plan:

Name:

Address:

Social Security Number:

1.  The amount of the benefits payable to the participant in the Supplemental Savings Plan under the terms thereof as of the date hereof is $__________.

2.  The amount payable from the Trust to the participant shall be paid in the following form:

In one lump sum payment of $________________.

The date on which, in accordance with the terms of the Supplemental Savings Plan, the lump sum payment is to be made is as follows: _____________.

4.  The proper amount or method of calculation of federal, state and local taxes to be withheld from the amounts to be paid to the participant from the Trust and the proper method of reporting such payment to the taxing authorities, is as follows:

Dated:

MINERALS TECHNOLOGIES INC.

By:________________________

APPENDIX A-3
FORM OF PAYMENT SCHEDULE

MINERALS TECHNOLOGIES INC.
COMPENSATION ARRANGEMENT

Pursuant to Section 2(a) of the Amended and Restated Grantor Trust Agreement, dated as of April 1, 2010, between Minerals Technologies Inc. (the “Company”) and Wilmington Trust Company, as Trustee, the Company provides the following Payment Schedule with respect to the following participant:

Name:

Address:

Social Security Number:

1.           Pursuant to [DESCRIBE ARRANGEMENT], (the “Arrangement”), the above-named participant (the “Participant”) is entitled to certain payments.  The total amount of the payments payable to the Participant under the terms of the Arrangement as of the date hereof is [$_________][__________ shares of Company Stock].

2.           The amount payable under the Arrangement from the Trust to the Participant shall be paid in the following form:

[In one lump sum payment of $___________________]
[By the transfer of _________ shares of Company Stock][, less amounts withheld as set forth below]

3.	The date on which, in accordance with the terms of the Arrangement, the lump sum payment is to be made is as follows: __________.

4.
The proper amount or method of calculation of federal, state and local taxes to be withheld from the amounts to be paid to the Participant from the Trust, the proper method of payment, and the proper method of reporting such payment to the taxing authorities, is as follows:

Dated:                                                                MINERALS TECHNOLOGIES INC.

By:_____________________________

APPENDIX B

INVESTMENT GUIDELINES

The Trustee shall invest the assets of the Trust in the following types of investment vehicles:

1.      Direct obligations of the United States Government.

2.      Repurchase agreements secured by U.S. Government or U.S. agency securities.

3.      Certificates of deposit and time deposits issued by commercial banks with a short-term debt rating of at least A- or the equivalent thereof.

4.      Funds which invest primarily in obligations of the United States government or any of the agencies thereof.

Any Company Stock or other securities of the Company deposited in the Trust shall be held in an account of the Trust until distributed in accordance with the Agreement. Unless the Trust Agreement and/or these guidelines are amended to permit the same, no further investments shall be made in Company Stock.